                             WATKINS-JOHNSON COMPANY


                                       AND


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 (RIGHTS AGENT)



                                RIGHTS AGREEMENT




                         DATED AS OF SEPTEMBER 30, 1996

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
         Section 1.       Certain Definitions...................................................................  1

         Section 2.       Appointment of Rights Agent...........................................................  9

         Section 3.       Issuance of Rights Certificates.......................................................  9

         Section 4.       Form of Rights Certificates........................................................... 12

         Section 5.       Countersignature and Registration..................................................... 14

         Section 6.       Transfer, Split Up, Combination and Exchange of
                          Rights Certificates; Mutilated, Destroyed, Lost or
                          Stolen Rights Certificates............................................................ 15

         Section 7.       Exercise of Rights; Purchase Price; Expiration Date
                          of Rights............................................................................. 16

         Section 8.       Cancellation and Destruction of Rights Certificates................................... 19

         Section 9.       Reservation and Availability of Common Stock.......................................... 20

         Section 10.      Common Stock Record Date ............................................................. 22

         Section 11.      Adjustment of Purchase Price, Number and Kind of
                          Shares or Number of Rights ........................................................... 23

         Section 12.      Certificate of Adjusted Purchase Price or Number of
                          Shares ............................................................................... 36

         Section 13.      Consolidation, Merger or Sale or Transfer of Assets
                          or Earning Power ..................................................................... 36

         Section 14.      Fractional Rights and Fractional Shares .............................................. 40

         Section 15.      Rights of Action ..................................................................... 41

         Section 16.      Agreement of Rights Holders .......................................................... 42

         Section 17.      Rights Certificate Holder Not Deemed a Shareholder ................................... 43

         Section 18.      Concerning the Rights Agent .......................................................... 44


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

                                                                                                               PAGE
                                                                                                               ----

         Section 19.      Merger or Consolidation or Change of Name of
                          Rights Agent ......................................................................... 45

         Section 20.      Duties of Rights Agent ............................................................... 46

         Section 21.      Change of Rights Agent ............................................................... 49

         Section 22.      Issuance of New Rights Certificates .................................................. 51

         Section 23.      Exchange ............................................................................. 52

         Section 24.      Redemption and Termination ........................................................... 54

         Section 25.      Notice of Certain Events ............................................................. 55

         Section 26.      Notices .............................................................................. 57

         Section 27.      Supplements and Amendments ........................................................... 58

         Section 28.      Successors ........................................................................... 59

         Section 29.      Determination and Actions by the Board, etc .......................................... 59

         Section 30.      Benefits of this Agreement ........................................................... 60

         Section 31.      Severability ......................................................................... 61

         Section 32.      Governing Law ........................................................................ 61

         Section 33.      Counterparts ......................................................................... 62

         Section 34.      Descriptive Headings ................................................................. 62

                                RIGHTS AGREEMENT

                  THIS IS A RIGHTS AGREEMENT, dated as of September 30, 1996 (the "Agreement") between Watkins-Johnson Company, a California corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

                               B A C K G R O U N D

                  On September 30, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on October 10, 1996 (the "Record Date"), and authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued between October 20, 1996 and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth (the "Rights").
                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have these meanings:

                           (a) "Acquiring Person" shall mean any Person who,
together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include:

                                    (i) the Company,

                                    (ii) any Subsidiary of the Company,

                                    (iii)   any employee benefit plan of the
                                            Company or of any Subsidiary of the
                                            Company, or any Person or entity
                                            organized, appointed or established
                                            by the Company for or pursuant to
                                            the terms of any such plan, or

                                    (iv)    any Person who becomes an Acquiring
                                            Person solely as a result of a
                                            reduction in the number of shares of
                                            Common Stock outstanding due to the
                                            repurchase of shares of Common Stock
                                            by the Company, unless and until
                                            such Person shall thereafter
                                            purchase or otherwise become the
                                            Beneficial Owner of additional
                                            shares of Common Stock constituting
                                            1% or more of the shares of Common
                                            Stock outstanding at the time that
                                            such Person becomes the Beneficial
                                            Owner of 15% or more of the then
                                            outstanding shares of Common Stock.

Notwithstanding the foregoing, "Acquiring Person" shall not include any Person whose ownership of 15% or more of the shares of Common Stock then outstanding results from any action, transaction or series of transactions approved in advance by a majority of the Continuing Directors who are not Affiliates or Associates of such Person or representatives of such Person or of any such Affiliate or Associate (provided that such Person shall become an Acquiring Person if such Person shall thereafter purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock unless otherwise approved in advance by a majority of the Continuing Directors who are not Affiliates or Associates of such Person or representatives of such Person or of any such Affiliate or Associate); provided, however, that any transfer of shares of Common Stock by such Person to a third party (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity) who after such transfer owns 15% or more of the shares of Common Stock then outstanding will cause the Rights to become exercisable at the time and in the manner provided for herein, unless such transferee's ownership of 15% or more of the shares of Common Stock is approved in advance by a majority of the Continuing Directors who are not Affiliates or Associates of such transferee or representatives of such transferee or of any such Affiliate or Associate.

                           (b) "Adjustment Shares" shall have the meaning set
forth in Section 11(a)(ii) hereof.

                           (c) "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                           (d) A Person shall be deemed the "Beneficial Owner"
of, and shall be deemed to "Beneficially Own," any securities:

                                    (i) which such Person or any of such
Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's

Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time before the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates before the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(a)(i) hereof in connection with an adjustment made with respect to any Original Rights;

                                    (ii) which such Person or any of such
Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                                    (iii) which are beneficially owned, directly
or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (c) shall cause a Person engaged in the business as an underwriter of securities to be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

                           (e) "Board" shall mean the Board of Directors of the
Company.

                           (f) "Business Day" shall mean any day other than a
Saturday, Sunday or a day on which banking institutions in the State of New York or California are authorized or obligated by law or executive order to close.

                           (g) "Close of Business" on any given date shall mean
5:00 p.m., California time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., California time, on the next succeeding Business Day.

                           (h) "Common Stock" shall mean the common stock, no
par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                           (i) "Continuing Director" shall mean (i) any member
of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who was a member of the Board on the date that the Board initially approved this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. If there are no Continuing Directors at the time that any determination under this Agreement is to be made by a majority of the Continuing Directors, that determination shall be made by the Board in accordance with applicable law and the Company's Articles of Incorporation and Bylaws.

                           (j) "Distribution Date" shall mean the earlier of (i)
the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published, sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.

                           (k) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

                           (l) "Exchange Ratio" shall have the meaning set forth
in Section 23 hereof.

                           (m) "Expiration Date" shall mean the earlier of (i)
the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof.

                           (n) "Final Expiration Date" shall mean the Close of
Business on October 20, 2006.

                           (o) "Person" shall mean any individual or entity.

                           (p) "Original Rights" shall have the meaning set
forth in Section 1(c) hereof.

                           (q) "Principal Party" shall have the meaning set
forth in Section 13 hereof.

                           (r) "Purchase Price" shall have the meaning set forth
in Section 4 or Section 11 hereof, as the case may be.

                           (s) "Record Date" shall have the meaning set forth in
the recitals at the beginning of this Agreement.

                           (t) "Rights" shall have the meaning set forth in the
recitals at the beginning of this Agreement.

                           (u) "Rights Certificates" shall mean one or more
rights certificates, in substantially the form of Exhibit A hereto.

                           (v) "Rights Dividend Declaration Date" shall have the
meaning set forth in the recitals at the beginning of this Agreement.

                           (w) "Section 11(a)(ii) Event" shall mean the event
described in Section 11(a)(ii) hereof.

                           (x) "Section 11(a)(ii) Trigger Date" shall have the
meaning set forth in Section 11(a)(iii) hereof.

                           (y) "Section 13 Event" shall mean any event described
in clauses (x), (y) or (z) of Section 13(a) hereof.

                           (z) "Securities Act" shall mean the Securities Act of
1933, as amended.

                           (AA) "Stock Acquisition Date" shall mean the first
date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, if such Person has first been determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

                           (BB) "Subsidiary" of any Person shall mean any entity
of which a majority of the voting power of the voting equity securities or equity interest is Beneficially Owned, directly or indirectly, by such Person.

                           (CC) "Summary of Rights" shall mean the summary of
rights to purchase Common Stock, in substantially the form of Exhibit B hereto.

                           (DD) "Trading Day" shall have the meaning set forth
in Section 11(d) hereof.

                           (EE) "Triggering Event" shall mean any Section
11(a)(ii) Event or any Section 13 Event.

                  SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall before the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof. The Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Contemporaneously with any such appointment the Company shall notify the Rights Agent thereof.

                  SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.

                           (a) Until the Distribution Date, (i) the Rights will
be evidenced (subject to the provisions of 3(b) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and an amount in cash calculated in accordance with Section 14(a) hereof is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                           (b) On October 20, 1996 or as soon as practicable
thereafter, the Company will send a copy of a Summary of Rights, by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Close of Business on October 20, 1996, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof (together with a copy of the Summary of Rights). Until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for shares of Common Stock outstanding at the Close of Business on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

                           (c) Certificates issued for shares of Common Stock
(including, without limitation, certificates issued upon transfer, exchange or replacement of shares of Common Stock) after October 20, 1996 but before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Watkins-Johnson Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of September 30, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Watkins-Johnson Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Watkins-Johnson Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether held by or on behalf of such Person or by any subsequent holder, may become null and void. If the Company purchases or acquires any Common Stock after October 20, 1996 but before the Distribution Date, any Rights associated with that Common Stock shall be deemed cancelled so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. If the Company purchases or acquires any Common Stock after October 20, 1996 but before the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. After October 20, 1996, all certificates representing shares of Common Stock that bear legends that refer to the Rights Agreement between the Company and Bank of America National Trust and Savings Association, as Rights Agent, dated as of October 9, 1986, shall be deemed to bear the foregoing legend.

                  SECTION 4. FORM OF RIGHTS CERTIFICATES.

                           (a) The Rights Certificates (and the forms of
election to purchase and of assignment to be printed on the reverse thereof) may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of October 20, 1996 and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                           (b) Any Rights Certificates issued pursuant to
Section 3(a) or Section 22 hereof that represents Rights Beneficially Owned by:
(i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Persons with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement between Watkins-Johnson Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of September 30, 1996 (the "Rights Agreement")). Accordingly, this Rights Certificate and the Rights represented hereby have become or may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                  SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

                           (a) The Rights Certificates shall be signed on behalf
of the Company by its Chairman of the Board or its President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the signing of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the signing of this Agreement such person was not such an officer.

                           (b) Following the Distribution Date, the Rights Agent
will keep or cause to be kept, at one of its offices in California, books for the registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective record holders of the Rights Certificates, the number of Rights evidenced by each Rights Certificate and the date of each Rights Certificate.

                  SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

                           (a) Subject to the provisions of Sections 4(b), 7(e)
and 14 hereof, at any time after the Close of Business on the Distribution Date and at or before the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and Affiliates or Associates thereof as the Company shall request. Subject to Sections 4(b), 7(e) and 14 hereof, the Rights Agent shall then countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                           (b) Upon receipt by the Company and the Rights Agent
of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will sign and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

                           (a) Subject to Section 7(e) hereof, the registered
holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 24(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly signed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each share of Common Stock as to which such surrendered Rights are then exercisable, at or before the earlier of
(i) the Final Expiration Date, or (ii) the Expiration Date. (b) The Purchase Price for each share of Common Stock purchasable under each Right shall initially be $160, subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                           (c) Upon receipt of a Rights Certificate representing
exercisable Rights, with the form of election to purchase and the certificate duly signed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per share of Common Stock to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company shall direct the depository agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made (x) in cash or by check or bank draft payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers signed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require before the occurrence of a Triggering Event that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

                           (d) If the registered holder of any Rights
Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                           (e) Notwithstanding anything in this Agreement to the
contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                           (f) Notwithstanding anything in this Agreement to the
contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and Affiliates or Associates thereof as the Company shall reasonably request.

                  SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the

Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  SECTION 9. RESERVATION AND AVAILABILITY OF COMMON STOCK.

                  (a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) So long as the shares of Common Stock issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a
Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date as of which the Rights are no longer exercisable for such securities. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. A majority of the Continuing Directors may cause the Company temporarily to suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to enable the Company to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                  (d) The Company shall take all such actions as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of certificates for shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of shares of Common Stock in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  SECTION 10. COMMON STOCK RECORD DATE. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                           (a) (i) If the Company shall at any time after the
date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately before such date and at a time when the Common Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required by Section 11(a)(ii) hereof.

                           (ii) If, subject to the right of redemption granted
in Section 24 hereof, any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or by the terms of any such plan), alone or together with its Affiliates and Associates, at any time after October 1, 1996, is an Acquiring Person, other than a Person that became an Acquiring Person pursuant to any transaction set forth in Section 13(a) hereof, then, promptly after a Section 11(a)(ii) Event, the Company and, to the extent necessary or appropriate, the Acquiring Person and its Affiliates and Associates, shall make proper provision so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of any shares of Common Stock purchasable under Section 7(b) hereof, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right was exercisable immediately before the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                           (iii) If the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of
         (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares of preferred stock which the Board has deemed to have the same value as shares of Common Stock (such shares of preferred stock, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a total value equal to the Current Value, where such total value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver the value pursuant to clause (B) above within 30 days after the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 24(a) expires (the later of (x) and (y) being referred to as the "Section 11(a)(ii) Trigger Date"), then the

         Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have a total value equal to the Spread. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

                           (b) If the Company fixes a record date for the
issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the total offering price of the total number of shares of Common Stock so to be offered (and/or the total initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                           (c) If the Company fixes a record date for a
distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or a dividend payable in shares of Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                           (d) For the purpose of any computation hereunder,
other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately before such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date; provided, however, that if the current market price per share of the Common Stock is determined during a period following the announcement of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination or reclassification of such Common Stock, and before the expiration of the requisite 30 Trading Day or ten Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (e) Anything herein to the contrary notwithstanding,
no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-ten-thousandth of a share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years after the date of the transaction which mandates such adjustment, or (ii) or the Expiration Date.

                           (f) If, as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

                           (g) All Rights originally issued by the Company after
any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                           (h) Unless the Company shall have exercised its
election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-ten- thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately before this adjustment, by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                           (i) The Company may elect on or after the date of any
adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock issuable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Rights

Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, signed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                           (j) Irrespective of any adjustment or change in the
Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

                           (k) Before taking any action that would cause an
adjustment reducing the Purchase Price below the then stated value, if any, of the Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Purchase Price.

                           (l) In any case in which this Section 11 shall
require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares

(fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                           (m) Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in its good faith judgment the Board and a majority of the Continuing Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

                           (n) The Company shall not, at any time after the
Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power totalling more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) before, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                           (o) After the Distribution Date, the Company shall
not, except as permitted by Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action would diminish substantially or otherwise eliminate any of the benefits intended to be afforded by the Rights.

                           (p) Anything in this Agreement to the contrary
notwithstanding, if the Company shall at any time after the Rights Dividend Declaration Date and before the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but before the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately before such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the occurrence of such event.

                  SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) mail or cause the Rights Agent to mail a brief summary thereof to each holder of a Rights Certificate (or, if before the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

                  SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                           (a) If, after the Stock Acquisition Date, directly or
indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, the Company and the Principal Party (as such term is hereinafter defined) and its Affiliates and Associates shall make proper provision so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (l) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is exercisable immediately before the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred before the first occurrence of a Section 13 Event, multiplying the number of shares of Common Stock for which a Right was exercisable immediately before the first occurrence of a
Section 11(a)(ii) Event by the Purchase Price in effect immediately before such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares or units of its Common Stock) in connection with the consummation of any such transactions as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares or units of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any
Section 13 Event.

                           (b) "Principal Party" shall mean

                                    (i) in the case of any transaction described
in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                                    (ii) in the case of any transaction
described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest total market value.

                           (c) The Company shall not consummate any such
consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have signed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph
(a) of this Section 13, the Principal Party shall:

                                    (i) prepare and file a registration
statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                                    (ii) deliver to holders of the Rights
historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

This Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a Section

11(a)(ii) Event, the Rights which have not been exercised shall thereafter become exercisable in the manner described in Section 13(a).


                  SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                           (a) The Company shall not be required to issue
fractions of Rights, except before the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                           (b) The Company shall not be required to issue
fractions of shares of Common Stock upon exercise of the Rights or upon any exchange of Rights pursuant to Section 23 hereof, or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided (or at the time such Rights are exchanged as provided in Section 23 hereof, as the case may
be) an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately before the date of such exercise.

                           (c) The holder of a Right by the acceptance of the
Rights expressly waives the holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
Section 14.

                  SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, before the Distribution Date, the registered holders of the Common Stock). Any registered holder of any Rights Certificate (or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, before the

Distribution Date, of the Common Stock), may, in the holder's own behalf and for the holder's own benefit, enforce this Agreement, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise enforce or act in respect of, the holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person (including, without limitation, the Company) subject to this Agreement.

                  SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                           (a) before the Distribution Date, the Rights will be
transferable only in connection with the transfer of Common Stock;

                           (b) after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully signed;

                           (c) subject to Section 6(a) and Section 7(f) hereof,
the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, before the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders

(except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT.

                  (a) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability in the premises.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed in good faith by it to be genuine and to be signed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the signature or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of such predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, it being understood that all such terms and conditions shall bind the Company and the holders of Rights Certificates:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company before taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates). All such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the signature and delivery hereof (except the due signature hereof by the Rights Agent) or in respect of the validity or signature of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or ascertaining the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company shall perform, sign, acknowledge and deliver or cause to be performed, signed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, the Treasurer or the General Counsel of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may sign and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  (l) At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon ten days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates and other documents and instruments of any kind then in its possession which were acquired or created by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all further duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of California (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of California), in good standing, having an office or an affiliate with an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which either has or is an affiliate of a corporation which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and sign and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price or the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock after the Distribution Date and before the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or warrants or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         SECTION 23. EXCHANGE.

                  (a) A majority of the Continuing Directors may, at their option, at any time after any Person becomes an Acquiring Person, cause the Company to exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, reverse stock split, reclassification, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, a majority of the Continuing Directors shall not be empowered to effect such exchange at any time after any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary or any entity holding shares of Common Stock for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Shares of Common Stock totalling 50% or more of the shares of Common Stock then outstanding.

                  (b) Immediately upon the action of a majority of the Continuing Directors ordering the exchange of any Rights pursuant to Section 23(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear on the registry books of the Rights Agent. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) If there shall not be a sufficient number of shares of Common Stock authorized but unissued and unreserved to permit any exchange of Rights as contemplated by this Section 23, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon the exchange of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of preferred stock or fraction thereof such that the current per share market price of one share of preferred stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such share of preferred stock or fraction thereof.

         SECTION 24. REDEMPTION AND TERMINATION.

                  (a) A majority of the Continuing Directors may, at their option, at any time before the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date or (ii) the Final Expiration Date, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, reclassification, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if, after the Stock Acquisition Date and after the expiration of the right of redemption hereunder but before any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or a series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately after the occurrence of the event described in clause (i), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 24. Notwithstanding anything contained in this Agreement to the contrary, subject to Section 27 hereof, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price," as defined in Section 11(d)(i) hereof, of the Common

Stock at the time of redemption) or any other form of consideration deemed appropriate by a majority of the Continuing Directors.

                  (b) Immediately upon the action of a majority of the Continuing Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights, as such, shall be to receive the Redemption Price for each Right so held. Promptly after the action of a majority of the Continuing Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 24, and other than in connection with the purchase of Common Stock before the Distribution Date.

         SECTION 25. NOTICE OF CERTAIN EVENTS.

                  (a) If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale of other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days before the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days before the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

                  (b) If any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Watkins-Johnson Company
                      3333 Hillview
                      Palo Alto, California 94304-1223
                      Attention:  Chief Financial Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      ChaseMellon Shareholder Services, L.L.C.
                      50 California Street, 10th Floor
                      San Francisco, California 94111-4624
                      Attention:  Stock Transfer Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if before the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Before the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if a majority of the Continuing Directors so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder for any or all purposes (for example, the Company may shorten or lengthen the period during which the Rights may be redeemed without changing the Distribution
Date), (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, or (v) lower the threshold set forth in Section 1(a) to 10%. Notwithstanding the previous two sentences, in no event shall any such supplement or amendment adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). In addition, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of the second sentence of this Section 27, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with this Section 27, the Rights Agent shall sign such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable; provided, however, that at any time before the Distribution Date, the Board, together with a majority of the Continuing Directors, may amend this Agreement to increase the Purchase Price or to extend the Final Expiration Date. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         SECTION 28. SUCCESSORS. All of the provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. DETERMINATION AND ACTIONS BY THE BOARD, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or, when specifically provided for herein, a majority of the Continuing Directors acting alone, shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or, when specifically provided for herein, a majority of the Continuing Directors acting alone, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, or, when specifically provided for herein, a majority of the Continuing Directors acting alone, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board (including the Continuing Directors) to any liability to the holders of Rights or to any other party.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, before the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, before the Distribution Date, the registered holders of the Common Stock).

                  SECTION 31. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such provision is held by such court or authority to be invalid, void or unenforceable and the Board and a majority of the Continuing Directors determine in their good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 24 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day after the date of such determination by the Board and a majority of the Continuing Directors. Without limiting the foregoing, if any provision requiring the approval of a majority of the Continuing Directors in order for the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, or if a majority of the Continuing Directors, after consultation with counsel, concludes that any such provision is invalid, void or unenforceable, such determination shall then be made by the Board and a majority of the Continuing Directors.

         SECTION 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         SECTION 33. COUNTERPARTS. This Agreement may be signed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed as of the date that appears in its first paragraph.

                                WATKINS-JOHNSON COMPANY

                                By: /s/ W. Keith W. Kennedy, Jr.
                                    ---------------------------------
                                    Name:  W. Keith Kennedy, Jr.
                                    Title:  President and Chief
                                                 Executive Officer

                                CHASEMELLON SHAREHOLDER
                                SERVICES, L.L.C.

                                By: /s/ Carol A. McFarland
                                    -------------------------------
                                    Name: Carol A. McFarland
                                    Title: Assistant Vice President

                                                                       Exhibit A

                          [Form of Rights Certificate]

Certificate No. R-                                             __________ Rights

         NOT EXERCISABLE AFTER OCTOBER 20, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON) (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

--------
1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               Rights Certificate

                             WATKINS-JOHNSON COMPANY

         This certifies that _________________ or registered assigns is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 30, 1996 (the "Rights Agreement") between Watkins-Johnson Company, a California corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Company at any time before 5:00 p.m. (California time) on October 20, 2006, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share of Common Stock (the "Common Stock") of the Company, at a purchase price of $160 per share
(the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly signed. The Purchase Price shall be paid, at the election of the holder, in cash or shares of Common Stock of the Company having an equivalent value. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 10, 1996 based on the Common Stock as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time before the earlier of the Close of Business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces such holder's beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

         Subject to the provisions of the Rights Agreement, the Company may elect to exchange the Rights evidenced by this Certificate in whole or in part for shares of the Company's Common Stock (or shares of preferred stock of the Company equal in market value to one share of Common Stock) at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

         The Company is not required to issue fractional shares of Common Stock upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of the ___ day of _________, 19__.

                                        WATKINS-JOHNSON COMPANY

                                        By:
                                        ___________________________________
                                        Name:
                                        Title:

Countersigned:

CHASEMELLON SHAREHOLDERS SERVICES, L.L.C.

By:

________________________________        Date:______________________________
Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

         (To be signed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED_________________________________________________________
hereby sells, assigns and transfers unto___________________________________
___________________________________________________________________________


                  (Please print name and address of transferee)

___________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer this Rights Certificate on the books of Watkins-Johnson Company, with full power of substitution.

Date: ___________________, 19__.

_______________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

         (1)  this Rights Certificate

         [       ] is

         [       ] is not

         being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Date: ___________________, 19__.

                                                    _______________________
                                                    Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                     NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

         (a) (To be signed if holders desire to exercise Rights represented by the Rights Certificate.)

To:     WATKINS-JOHNSON COMPANY

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number:______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


________________________________________________________________________________


Dated:  ___________________, 19___.

                                                         _______________________
                                                         Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate

         [        ] are

         [        ] are not

         being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:   _____________________, 19__.

                                                         _______________________
                                                         Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit B

                          SUMMARY OF RIGHTS TO PURCHASE

                                  COMMON STOCK

         On September 30, 1996, the Board of Directors of Watkins-Johnson Company (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock. The distribution was made to shareholders of record at the close of business on October 10, 1996. Each Right entitles its registered holder to purchase from the Company one share of Common Stock ("Common Stock"), at a purchase price of $160 per share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         Initially, the Rights will be attached to and trade with all the Common Stock. No separate Rights certificates will initially be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days after a public announcement that a person or group of affiliated or associated persons (in any such case, an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), except under certain circumstances, or (ii) ten days after the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after October 20, 1996 will contain a notation incorporating the Rights Agreement by reference, and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Under the Rights Agreement, before the occurrence of a Triggering Event (defined below), the Company may require that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 20, 2006 unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights certificates will represent the Rights. Except as otherwise determined by the Company's Board of Directors (the "Board"), only shares of Common Stock issued before the Distribution Date will be issued with Rights.

         If any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock without the prior approval of a majority of the Continuing Directors (defined below), except pursuant to certain consolidations or mergers involving the Company or certain sales or transfers of assets, each holder of a Right (other than the Acquiring Person and certain related parties) will thereafter have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company such as preferred stock) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of the event described above until such time as the Rights are no longer redeemable by the Company as described below. After


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

the occurrence of the event described in this paragraph, all Rights that are (or under certain circumstances specified in the Rights Agreement, were) beneficially owned by any Acquiring Person (or an affiliated or associated person) will be null and void.

         For example, at an exercise price of $160 per Right, each Right not owned by an Acquiring Person (or by certain related parties or transferees) after an event set forth in the preceding paragraph would entitle its holder to purchase $320 worth of Common Stock (or other consideration, as noted above) for $160. If the Common Stock had a per share market price of $10, the holder of each exercisable Right would be entitled to purchase 32 shares of Common Stock for $160.

         If at any time after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation or merger pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) more than 50% of the combined assets or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock or equivalent securities of the acquiring company having a value equal to two times the exercise price of the Rights. The events described in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."


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

         The purchase price payable when Rights are exercised, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than the then current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to in (ii) immediately above).

         With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares of Common Stock are required to be issued. In lieu of fractions, the Company may pay in cash based on the market price of the Common Stock on the trading date immediately before the date of exercise.

         At any time after any person or group becomes an Acquiring Person and before the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, a majority of the Continuing Directors may cause the Company to exchange the Rights (other than Rights owned by such person or group, which will become void), in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock (or in certain circumstances, other securities including preferred stock) per Right, appropriately adjusted to reflect any stock split, reverse stock split, reclassification, stock dividend or similar transaction occurring after the date of the Rights Agreement.


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

         At any time before the close of business ten days after a Stock Acquisition Date, a majority of the Continuing Directors may cause the Company to redeem the Rights in whole, but not in part, for $.01 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Continuing Directors). Immediately upon the action of the Continuing Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         The term "Continuing Director" means any member of the Board who was a member of the Board on the date the Board initially approved the Rights Agreement, and any person who is later elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. However, "Continuing Director" does not include an Acquiring Person, an affiliate or associate of an Acquiring Person, or any representative of the foregoing persons or entities.

         Until a Right is exercised, its holder, as such, has no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable.

         Except for its provisions relating to the principal economic terms of the Rights, the Rights Agreement may be amended by a majority of the Continuing Directors before the Distribution Date. After the Distribution Date, the Rights Agreement may be amended by majority of the Continuing Directors in order to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provision of the Rights Agreement, to make changes which do not adversely affect the interests


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

of holders of Rights (excluding the interest of any Acquiring Person or an affiliate or associate of an Acquiring Person), to shorten or lengthen any time period under the Rights Agreement or to lower the threshold described in the second paragraph of this summary to 10%. However, no amendment to extend the deadline for redeeming the Rights may be adopted after the Rights are no longer redeemable, and no amendment may lengthen any other time period other than to protect, enhance or clarify the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person or an affiliate or associate of an Acquiring Person).

         The Company filed a copy of the Rights Agreement with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 30, 1996. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete. It is qualified in its entirety by reference to the Rights Agreement, which is incorporated into this summary by reference.


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